As filed with the U.S. Securities and Exchange Commission on December 11, 2023.

Registration No. 333-274326

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

AMENDMENT NO. 2
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

Linkage Global Inc
(Exact name of registrant as specified in its charter)

_______________________

Cayman Islands	5961	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2-23-3 Minami-Ikebukuro, Toshima-ku
Tokyo, Japan 171-0022
+03-5927-9261
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022

_______________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

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The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely for the purpose of filing and re-filing certain exhibits, which include exhibits 1.1, 4.2, 5.2, 23.1, 23.4 and 99.9, to this registration statement on Form F-1 (File No. 333-274326), or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement filed on September 15, 2023, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The laws of the Cayman Islands do not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against actual fraud, wilful default, wilful neglect or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify our directors and officers, and their personal representatives against and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such persons, other than by reason of such person’s actual fraud, wilful default or wilful neglect in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment), or in the execution or discharge of his duties, powers, authorities, or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning our Company or its affairs in any court or tribunal whether in the Cayman Islands or elsewhere. To the extent permitted by the law of the Cayman Islands, we may make payments, or agree to make payment (whether by way of advance, loan or otherwise), for any legal costs incurred by our directors and officers in respect of any matters identified above, on the condition that our directors and officers will repay us those legal costs (to the extent that it is ultimately found that we are not liable to indemnify the director or officer).

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act, in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities(2)		Consideration
Ordinary Shares
Smart Bloom Global Limited	March 24, 2022	2,550	(1)	$2,550
Rosy Gold Investments Limited	March 24, 2022	100		$100
Talent Best Global Limited	March 24, 2022	225		$225
Glorious Global Investments Limited	March 24, 2022	240		$240
Horizon Century International Limited	March 24, 2022	230		$230
Sharp Creation Developments Limited	March 24, 2022	230		$230
Honour Global Group Limited	March 24, 2022	240		$240
Easy Rich Ventures Limited	March 24, 2022	225		$225
Top Edge Developments Limited	March 24, 2022	240		$240

Securities/Purchaser	Date of Issuance	Number of Securities(2)	Consideration
Link Power Ventures Limited	March 24, 2022	240	$240
Lion Speed Enterprises Limited	March 24, 2022	240	$240
Wisdom Navigate Investments Limited	March 24, 2022	240	$240

____________

(1)      On March 24, 2022, Linkage Cayman was incorporated, and the subscriber received 1 ordinary share as incorporation founder. On the same day, the subscriber’s share was transferred to Smart Bloom Global Limited, and the Company issued 2,549 ordinary shares to Smart Bloom Global Limited.

(2)      On March 20, 2023, the Company authorized share capital is $50,000 divided into 200,000,000 Ordinary Shares, par value $0.00025 per share. As of the date of this prospectus, there are 20,000,000 Ordinary Shares issued and outstanding as below:

Shareholder	Number of Ordinary Shares
Smart Bloom Global Limited	10,200,000
Rosy Gold Investments Limited	400,000
Talent Best Global Limited	900,000
Glorious Global Investments Limited	960,000
Horizon Century International Limited	920,000
Sharp Creation Developments Limited	920,000
Honour Global Group Limited	960,000
Easy Rich Ventures Limited	900,000
Top Edge Developments Limited	960,000
Link Power Ventures Limited	960,000
Lion Speed Enterprises Limited	960,000
Wisdom Navigate Investments Limited	960,000
Total	20,000,000

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Linkage Global Inc

EXHIBIT INDEX

Description
1.1	Form of Underwriting Agreement
3.1†	Memorandum and Articles of Association Currently In Effect
4.1†	Specimen Certificate for Ordinary Shares
4.2	Form of the Representative’s Warrants (included in Exhibit 1.1)
5.1†	Opinion of Ogier (Cayman) LLP regarding the validity of the Ordinary Shares being registered
5.2	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of Representative’s Warrants
8.1†	Opinion of AllBright Law Offices (Fuzhou) with respect to certain PRC tax matters (included in Exhibit 99.3)
8.2†	Opinion of Winston & Strawn with respect to certain Hong Kong tax matters (included in Exhibit 99.4)
8.3†	Opinion of City-Yuwa Partners with respect to certain Japanese tax matters (included in Exhibit 99.5)
10.1†	Form of Employment Agreement by and between executive officers and the Registrant
10.2†	Form of Indemnification Agreement with the Registrant’s directors and officers
10.3†	Form of Director Offer Letter between the Registrant and its directors
10.4†	Concerted Actor Agreement, dated February 17, 2023
10.5†	English Translation of the Exclusive Licensing Agreement between Xiaoyu Qi and Chuancheng Digital, dated June 15, 2021
10.6†	English Translation of the Exclusive Licensing Agreement between Xiaoyu Qi and Chuancheng Digital, dated April 6, 2022
10.7†	English Translation of the Exclusive Licensing Agreement between Xiaoyu Qi and Chuancheng Digital, dated June 14, 2022
10.8†	China Partner Capability Fund Program Agreement between Google Asia Pacific Pte. Ltd. and HQT NETWORK, dated January 11, 2023
10.9†	English Translation of Strategic Cooperation Agreement between Chuancheng Digital and Shenzhen Luoxi Technology Co., Ltd., dated January 16, 2023
10.10†	English Translation of Strategic Cooperation Agreement between Chuancheng Digital and Shenzhen Huajue Communication Co., Ltd., dated May 16, 2022
10.11†	English Translation of Strategic Cooperation Agreement between Chuancheng Digital and Shenzhen Weiermei Intelligent Technology Co., Ltd., dated November 3, 2022
10.12†	English Translation of Advertisement Publishing Agreement among HQT NETWORK, Chuancheng Digital, and Huntmobi Holdings Limited, dated January 2, 2023
21.1†	Subsidiaries
23.1	Consent of TPS Thayer LLC
23.2†	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.3†	Consent of AllBright Law Offices (Fuzhou) (included in Exhibit 99.3)
23.4	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
23.5†	Consent of Winston & Strawn (included in Exhibit 99.4)
23.6†	Consent of City-Yuwa Partners (included in Exhibit 99.5)
24.1†	Powers of Attorney (included on signature page)
99.1†	Form of Code of Business Conduct and Ethics of the Registrant
99.2†	Consent of Frost & Sullivan
99.3†	Opinion of AllBright regarding certain PRC law matters
99.4†	Opinion of Winston & Strawn with respect to certain Hong Kong law matters
99.5†	Opinion of City-Yuwa Partners with respect to certain Japanese law matters
99.6†	Consent of H. David Sherman (Independent Director Nominee)
99.7†	Consent of Dong Chen (Independent Director Nominee)
99.8†	Consent of Wei Su (Wayne) (Independent Director Nominee)
99.9	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107†	Filing Fee Table

____________

†        Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, Japan, on December 11, 2023.

Linkage Global Inc
By:	/s/ Zhihua Wu
Zhihua Wu
Chief Executive Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints each of Zhihua Wu and Zijun Li as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Zhihua Wu	Chief Executive Officer, Director, and Chairman of the Board of Directors	December 11, 2023
Name: Zhihua Wu	(Principal Executive Officer)
/s/ Zijun Li	Chief Financial Officer	December 11, 2023
Name: Zijun Li	(Principal Accounting and Financial Officer)
/s/ Ryo Fuyunishiki	Director and Chief Operating Officer	December 11, 2023
Name: Ryo Fuyunishiki

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Linkage Global Inc, has signed this registration statement or amendment thereto in New York, NY on December 11, 2023.

Authorized U.S. Representative
Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.